UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 10, 2006
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     infoUSA Inc. (the “Company”) announced in February 2006 that it has entered into a new $275 million senior secured credit facility, effective February 14, 2006 (the “2006 Credit Facility”), to replace its previous $250 million credit facility (the “2004 Credit Facility”), under which $121 million was outstanding. The 2006 Credit Facility provides for a $100 million term loan with a maturity date of February 2012 and a $175 million revolving line of credit with a maturity date of February 2011. At February 14, 2006, the Company borrowed $100 million under the term loan and $21 million under the revolving line of credit to repay the 2004 Credit Facility. During the first quarter ending March 31, 2006, the Company will write off deferred financing costs of $2.0 million related to the 2004 Credit Facility as a result of entering into the 2006 Credit Facility. In addition, the Company will expense $0.9 million in financing costs related to the 2006 Credit Facility, for a total of $2.9 million in special charges during the first quarter ending March 31, 2006. These items will be excluded in the EBITDA (“Earnings before interest expense, income taxes, depreciation and amortization”), as adjusted, calculation used for measuring the Company’s compliance with all financial covenants as specified in the 2006 Credit Facility.
     On March 10, 2006, the Company issued a press release reporting that it had made a $6 million payment on its revolving line of credit under the 2006 Credit Facility. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
     The foregoing information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated March 10, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: March 13, 2006	By:	/s/ STORMY L. DEAN
Stormy L. Dean
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	— PRESS RELEASE